       1                                        Exhibit 3(ii)
                           BY-LAWS
                              OF
                   LUCENT TECHNOLOGIES INC.

     Incorporated under the Laws of the State of Delaware

                             ARTICLE I
                     Offices And Records

            Section 1.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Prentice Hall Corporation System, Inc.

            Section 1.2.  Other Offices.  The Corporation may
            have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

            Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                            ARTICLE II
                         Stockholders

            Section 2.1.  Annual Meeting.  The annual meeting
            of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

            Section 2.2.  Special Meeting. Except as otherwise
            required by law and subject to the rights of the
            holders of any class or series of stock having a
            preference over the Common Stock as to dividends
            or upon liquidation, special meetings of
            stockholders of the Corporation for any purpose or
            purposes may be called only by (I) the Board of
            Directors pursuant to a resolution stating the
            purpose or purposes thereof approved by a majority
            of the total number of Directors which the
            Corporation would have if there were no vacancies
            (the "Whole Board"), or (ii) by the Chairman of
            the Board of Directors of the Corporation.  In
            addition, prior to the Trigger Date (as defined in
            the Certificate of Incorporation), the Corporation
            will call a special meeting of stockholders
            promptly upon request by AT&T Corp., a New York
                   2                                        Exhibit 3(ii)

            corporation ("AT&T"), or any of its affiliates, in each case, if such entity is a stockholder of the Corporation. No business other than that stated in the notice shall be transacted at any special meeting.

            Section 2.3. Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

            Section 2.4.  Notice of Meeting.  Written or
            printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

            Section 2.5.  Quorum and Adjournment; Voting.
            Except as otherwise provided by law or by the
            Certificate of Incorporation, the holders of a
            majority of the voting power of all outstanding
            shares of the Corporation entitled to vote
            generally in the election of directors (the
            "Voting Stock"), represented in person or by
            proxy, shall constitute a quorum at a meeting of
            stockholders, except that when specified business
                   3                                        Exhibit 3(ii)

            is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            Section 2.6.  Proxies.  At all meetings of
            stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "DGCL")) by the stockholder, or by such person's duly authorized attorney in fact.

            Section 2.7.  Notice of Stockholder Business and
            Nominations.

            (A)  Annual Meetings of Stockholders.
            (1)  Nominations of persons for election to the
            Board of Directors of the Corporation and the
            proposal of business to be considered by the
            stockholders may be made at an annual meeting of
            stockholders (a) pursuant to the Corporation's
            notice of meeting pursuant to Section 2.4 of these
            By-Laws, (b) by or at the direction of the Board
            of Directors,   by any stockholder of the
            Corporation who was a stockholder of record at the
            time of giving of notice provided for in this
            By-Law, who is entitled to vote at the meeting and
            who complies with the notice procedures set forth
            in this By-Law, or (d) prior to the Trigger Date,
            by AT&T or any of its affiliates that is a
            stockholder of the Corporation.
            (2)  For nominations or other business to be
            properly brought before an annual meeting by a
            stockholder pursuant to clause   of paragraph
            (A)(1) of this By-Law, the stockholder must have
            given timely notice thereof in writing to the
            Secretary of the Corporation and such other
            business must otherwise be a proper matter for
            stockholder action.  To be timely, a stockholder's
            notice shall be delivered to the Secretary at the
            principal executive offices of the Corporation not
            later than the close of business on the 90th
                   4                                        Exhibit 3(ii)

            calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.
            For purposes of determining whether a
            stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 1997, the first anniversary of the previous year's meeting shall be deemed to be February 19, 1997. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.
            Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of

                   5                                        Exhibit 3(ii)

            record by such stockholder and such beneficial
            owner.
            (3)  Notwithstanding anything in the second
            sentence of paragraph (A)(2) of this By-Law to the
            contrary, in the event that the number of
            directors to be elected to the Board of Directors
            of the Corporation is increased and there is no
            public announcement by the Corporation naming all
            of the nominees for director or specifying the
            size of the increased Board of Directors at least
            100 calendar days prior to the first anniversary
            of the preceding year's annual meeting, a
            stockholder's notice required by this By-Law shall
            also be considered timely, but only with respect
            to nominees for any new positions created by such
            increase, if it shall be delivered to the
            Secretary at the principal executive offices of
            the Corporation not later than the close of
            business on the 10th calendar day following the
            day on which such public announcement is first
            made by the Corporation.
            (B)  Special Meetings of Stockholders.  Only such
            business shall be conducted at a special meeting
            of stockholders as shall have been brought before
            the meeting pursuant to the Corporation's notice
            of meeting under Section 2.4 of these By-Laws.
            Nominations of persons for election to the Board
            of Directors may be made at a special meeting of
            stockholders at which directors are to be elected
            pursuant to the Corporation's notice of meeting
            (a) by or at the direction of the Board of
            Directors , (b) provided that the Board of
            Directors has determined that directors shall be
            elected at such meeting, by any stockholder of the
            Corporation who is a stockholder of record at the
            time of giving of notice provided for in this
            By-Law, who shall be entitled to vote at the meeting
            and who complies with the notice procedures set
            forth in this By-Law, or   prior to the Trigger
            Date, by AT&T or any of its affiliates that is a
            stockholder of the Corporation.  In the event the
            Corporation calls a special meeting of
            stockholders for the purpose of electing one or
            more directors to the Board of Directors, any
            stockholder may nominate a person or persons (as
            the case may be), for election to such position(s)
            as specified in the Corporation's notice of
            meeting pursuant to such clause (b), if the
            stockholder's notice required by paragraph (A)(2)
            of this By-Law shall be delivered to the Secretary
            at the principal executive offices of the
            Corporation not earlier than the close of business
                   6                                        Exhibit 3(ii)

            on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.
               General.
            (1)  Only such persons who are nominated in
            accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.
            (2)  For purposes of this By-Law, "public
            announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
            (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (I) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under an applicable Preferred Stock Designation (as defined

                   7                                        Exhibit 3(ii)

            in the Corporation's Certificate of
            Incorporation).

            Section 2.8. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

            Section 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

            Section 2.10.  No Stockholder Action by Written
            Consent.   Effective as of the Trigger Date, any
            action required or permitted to be taken by the
            stockholders of the Corporation must be effected
            at a duly called annual or special meeting of such
                   8                                        Exhibit 3(ii)

            holders and may not be effected by any consent in writing by such holders.

                            ARTICLE III
                      Board of Directors

            Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

            Section 3.2.  Number and Tenure. Except as
            otherwise fixed by or pursuant to the provisions
            of Article IV of the Certificate of Incorporation
            relating to the rights of the holders of any class
            or series of stock having a preference over the
            Common Stock as to dividends or upon liquidation
            to elect additional directors under specified
            circumstances, the number of the Directors of the
            Corporation shall be fixed from time to time
            exclusively pursuant to a resolution adopted by a
            majority of the Whole Board (but shall not be less
            than three).  The Directors, other than those who
            may be elected by the holders of any class or
            series of stock having a preference over the
            Common Stock as to dividends or upon liquidation,
            shall be classified, with respect to the time for
            which they severally hold office, into three
            classes, as nearly equal in number as possible,
            one class to be originally elected for a term
            expiring at the annual meeting of stockholders to
            be held in 1997, another class to be originally
            elected for a term expiring at the annual meeting
            of stockholders to be held in 1998, and another
            class to be originally elected for a term expiring
            at the annual meeting of stockholders to be held
            in 1999, with each class to hold office until its
            successor is duly elected and qualified. At each
            succeeding annual meeting of stockholders,
            directors elected to succeed those directors whose
            terms then expire shall be elected for a term of
            office to expire at the third succeeding annual
            meeting of stockholders after their election, with
            each director to hold office until such person's
            successor shall have been duly elected and
            qualified.
                   9                                        Exhibit 3(ii)

            Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

            Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

            Section 3.5.  Notice.  Notice of any special
            meeting of directors shall be given to each director at such person's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting either before or after such meeting.

            Section 3.6.  Action by Consent of Board of
            Directors.  Any action required or permitted to be
            taken at any meeting of the Board of Directors or
                   10                                       Exhibit 3(ii)

            of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 3.7.  Conference Telephone Meetings.
            Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            Section 3.8. Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

            Section 3.9.  Vacancies. Except as otherwise
            provided for or fixed by or pursuant to the
            provisions of Article IV of the Certificate of
            Incorporation relating to the rights of the
            holders of any class or series of stock having a
            preference over the Common Stock as to dividends
            or upon liquidation to elect directors under
            specified circumstances, newly created
            directorships resulting from any increase in the
            number of Directors and any vacancies on the Board
            of Directors resulting from death, resignation,
            disqualification, removal or other cause shall be
            filled by the affirmative vote of a majority of
            the remaining Directors then in office, even
            though less than a quorum of the Board of
            Directors.  Any Director elected in accordance
            with the preceding sentence shall hold office for
            the remainder of the full term of the class of
            Directors in which the new directorship was
            created or the vacancy occurred and until such
                   11                                       Exhibit 3(ii)

            Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            Section 3.10.  Executive and Other Committees.
            (a) The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

            (b) A majority of any committee may determine its
            action and fix the time and place of its meetings,
            unless the Board shall otherwise provide.  Notice
            of such meetings shall be given to each member of
            the committee in the manner provided for in
            Section 3.5 of these By-Laws.  The Board shall
            have power at any time to fill vacancies in, to
            change the membership of, or to dissolve any such
            committee.  Nothing herein shall be deemed to
                   12                                       Exhibit 3(ii)

            prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

            Section 3.11. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

            Section 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                            ARTICLE IV
                           Officers

            Section 4.1.  Elected Officers.  The elected
            officers of the Corporation shall be a Chairman of
            the Board of Directors, a President, a Secretary,
            a Treasurer, and such other officers (including,
            without limitation, Senior Vice Presidents and
            Executive Vice Presidents and Vice Presidents) as
            the Board of Directors from time to time may deem
            proper.  The Chairman of the Board shall be chosen
            from among the directors.  All officers elected by
            the Board of Directors shall each have such powers
            and duties as generally pertain to their
            respective offices, subject to the specific
            provisions of this Article IV.  Such officers
            shall also have such powers and duties as from
            time to time may be conferred by the Board of
            Directors or by any committee thereof.  The Board
            or any committee thereof may from time to time
            elect, or the Chairman of the Board or President
            may appoint, such other officers (including one or
            more Vice Presidents, Controllers, Assistant
            Secretaries and Assistant Treasurers), as may be
            necessary or desirable for the conduct of the
            business of the Corporation.  Such other officers
            and agents shall have such duties and shall hold
            their offices for such terms as shall be provided
                   13                                       Exhibit 3(ii)

            in these By-Laws or as may be prescribed by the Board or such committee or by the Chairman of the Board or President, as the case may be.

            Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 4.8.

            Section 4.3.  Chairman of the Board; Chief
            Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

            Section 4.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he or she is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

            Section 4.5.  Vice Presidents.  Each Senior Vice
            President and Executive Vice President and any
                   14                                       Exhibit 3(ii)

            Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

            Section 4.6. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors, the Chairman of the Board or the President.

            Section 4.7. Secretary. (a) The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board, the Chairman of the Board or the President.

            (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board of Directors or the Chairman of the Board or by the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors, the

                   15                                       Exhibit 3(ii)

            Chairman of the Board, the President or a Vice
            Chairman of the Board may designate.

            Section 4.8. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in such person's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

            Section 4.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

                             ARTICLE V
               Stock Certificates and Transfers

            Section 5.1.  Stock Certificates and Transfers.
            The interest of each stockholder of the
            Corporation shall be evidenced by certificates for
            shares of stock in such form as the appropriate
            officers of the Corporation may from time to time
            prescribe.  The shares of the stock of the
            Corporation shall be transferred on the books of
            the Corporation by the holder thereof in person or
            by such person's attorney, upon surrender for
            cancellation of certificates for at least the same
            number of shares, with an assignment and power of
            transfer endorsed thereon or attached thereto,
            duly executed, with such proof of the authenticity
            of the signature as the Corporation or its agents
            may reasonably require.  The certificates of stock
            shall be signed, countersigned and registered in
            such manner as the Board of Directors may by
                   16                                       Exhibit 3(ii)

            resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the proper officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

            Section 5.2.  Lost, Stolen or Destroyed
            Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person's discretion require.

                            ARTICLE VI
                   Miscellaneous Provisions

            Section 6.1.  Fiscal Year.  The fiscal year of the
            Corporation shall begin on the first day of October and end on the last day of September of each year.

            Section 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

            Section 6.3.  Seal.  The corporate seal shall have
            inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

            Section 6.4.  Waiver of Notice.  Whenever any
            notice is required to be given to any stockholder
            or director of the Corporation under the
            provisions of the DGCL or these By-Laws, a waiver
                   17                                       Exhibit 3(ii)

            thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

            Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

            Section 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.


                            ARTICLE VII
                   Contracts, Proxies, Etc.

            Section 7.1.  Contracts.  Except as otherwise
            required by law, the Certificate of Incorporation,
            a Preferred Stock Designation, or these By-Laws,
            any contracts or other instruments may be executed
            and delivered in the name and on the behalf of the
            Corporation by such officer or officers of the
            Corporation as the Board of Directors may from
            time to time direct.  Such authority may be
            general or confined to specific instances as the
            Board may determine.  The Chairman of the Board,
            the President or any Senior Vice President,
            Executive Vice President or Vice President may
            execute bonds, contracts, deeds, leases and other
            instruments to be made or executed for or on
            behalf of the Corporation.  Subject to any
            restrictions imposed by the Board of Directors or
            the Chairman of the Board, the President or any
                   18                                       Exhibit 3(ii)

            Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

            Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
                               ARTICLE VIII
                          Amendments

            Section 8.1.  Amendments. The By-Laws may be
            altered or repealed and new By-Laws may be adopted
            (1) at any annual or special meeting of
            stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 2.2, 2.7 or 2.10 of Article II or Section 3.2, 3.9 or 3.11 of
            Article III of the By-Laws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action

       19                                    Exhibit 3(ii)

            at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of Lucent
       Technologies Inc., a Delaware corporation, as in effect on the date hereof.


       Dated:   July 17, 1996


       _________________________________
       Richard J. Rawson
       Secretary of Lucent Technologies Inc.


       [Seal]